                                                                    EXHIBIT 23.2
















INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Office Depot, Inc. on Form S-1 of our report on Eastman Office Products Corporation dated August 27, 1993 (except paragraphs 2 and 3 of Note 14 for which the dates are September 13, 1993 and October 1, 1993, respectively) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche
- ----------------------------
DELOITTE & TOUCHE
Certified Public Accountants
Costa Mesa, California
May 9, 1994